EXHIBIT 23.2



          Consent of Independent Registered Public Accounting Firm
          --------------------------------------------------------

Cosi, Inc.
Deerfield, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated March 13, 2006, relating to the consolidated financial statements for the years ended January 2, 2006 and January 3, 2005, and the effectiveness of Cosi, Inc.'s internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended January 2, 2006.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ BDO Seidman, LLP
                                          --------------------

BDO Seidman, LLP
Chicago, Illinois

March 29, 2006